Exhibit 99.2

Transcript of RTI Surgical Holdings, Inc.’s Conference Call and Audio Webcast held on January 14, 2020

CORPORATE PARTICIPANTS

Camille I. Farhat RTI Surgical Holdings, Inc.—CEO, President & Director

Jonathon M. Singer RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

CONFERENCE CALL PARTICIPANTS

Craig William Bijou Cantor Fitzgerald & Co., Research Division—Research Analyst

James Philip Sidoti Sidoti & Company, LLC—Research Analyst

Leon G. Cooperman Omega Advisors, Inc.—President, CEO & Chairman

Lucas Grant Baranowski Craig-Hallum Capital Group LLC, Research Division—Research Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the RTI Surgical Holdings Conference Call. (Operator Instructions) I would now like to turn the call over to our host, Mr. Jon Singer. Please go ahead.

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Good morning, and thank you for joining the call to discuss the sale of RTI’s OEM business and the company’s preliminary fourth quarter and full year 2019 revenues. I am Jon Singer, RTI’s Chief Financial and Administrative Officer, and I’m joined by Camille Farhat, our President and Chief Executive Officer.

After our prepared comments, Camille and I will be available to take questions. Before we start, let me make the following disclosure, and it’s long. The matters we will be discussing on this conference call will involve statements that are forward-looking. These statements are based on our management’s current expectations and they are subject to various risks and uncertainties associated with our lines of business and with the economic environment in general.

Except for historical information, any statements made on this call about anticipated financial results, the implementation of RTI’s strategic initiatives, the potential financial impact of the transaction, shareholder and regulatory approvals, satisfaction of the closing conditions and the conclusion of the transaction, also are forward-looking statements. These statements are not guarantee of future performance and are subject to risks and uncertainties.

Our actual results may vary from our statements concerning our expectations about future events that are made during this call. We make no guarantees as to the accuracy of these statements. Accordingly, we urge you to consider all information about the company and not to place undue reliance on these forward-looking statements. In addition, during the call, we may also present certain financial information on a non-GAAP basis. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain noncash and other expenses that are not indicative of our core operating results.

Management uses non-GAAP measures to compare our performance relative to forecast and strategic plans to benchmark our performance externally against competitors and for certain compensation decisions. Reconciliations between U.S. GAAP and non-GAAP results are presented in tables in our financial statements filed with the SEC, which can be found in the Investor Relations sections of our website.

Now I will turn the call over to Camille. Please continue.

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

Thank you, Jon, and good morning, everyone. We are nearly 3 years into a strategic transformation for RTI. And in that time, we have reduced the complexity of the company to focus on OEM and spine, we have driven operational excellence across our manufacturing sites, and successfully monetized $25 million in cost from our operations. We have also rebuilt top leadership roles and built a customer-centric and growth-oriented culture. And when you look at the OEM business, the team has returned this business to growth, invested heavily in customer intimacy, securing long-term contracts for 70% of its revenues, and has established a pipeline of both new customers and focused products.

On the spine side, we have secured 4 high-growth, high-margin product platforms with coflex, Symmetry, Fortilink and ViBone. We are building a novel therapies channel, which is now showing quarter-over-quarter growth and our worldwide product plan in spine is expected to begin materializing this year as expected.

With this substantial progress, we now have sufficient scale in both OEM and spine to operate as independent businesses. In considering the third pillar of our strategy, we considered how best to accelerate the growth of both OEMs and spine, both of which have clear strategic road maps and significant opportunities for growth. To enable them both to reach their full potential, we have entered into a definitive agreement to sell the OEM business for a total consideration of $490 million to Montagu, a global private equity firm.

We are excited about this transaction, not only because of the value that is immediately created, but also because the OEM business is going to an owner who continues to appreciate the business and the expertise of the people and is enthusiastic about investing and accelerating its growth and development.

The RTI Board of Directors has unanimously approved this transaction. The sale is subject to approval from RTI shareholders and the satisfaction of customary regulatory approvals and closing conditions. Preparation of the proxy statement should be completed in the next several weeks, and we are targeting the closing of the transaction in the first half of 2020. After the close of the transaction, RTI will be a global pure-play spine company with what we believe are strong fundamentals in redefining balance sheet and leverage profile and exciting long-term growth prospect. We believe spine finished 2019 with solid financial results.

The full year for 2019 revenue is expected to be between $118 million and $119 million, demonstrating growth of 11% to 12% over 2018. In addition to being the top 10 spine business based on our revenue, our gross margins are industry-leading at approximately 75%. After the transaction, the spine business will have a completely overhauled balance sheet and leverage profile. We plan to pay off our outstanding long-term debt and the remaining cash of approximately $175 million to $200 million will go on spine’s balance sheet.

As we progress towards closing, we are evaluating the balance between the appropriate capital structure for spine and supporting the business’ growth needs of investing in differentiation and scale, and we anticipate having that assessment done by the time we close. Our goal for the spine business is to drive double-digit top line revenue growth over the long term. We believe we are poised to execute and deliver on that goal through continued execution in our novel therapies business and new product development, which we expect to result in a minimum of 10 new product introductions during each of the next 2 years.

I’d like to note that while these businesses are being structurally separated, they will have an ongoing business relationship. We expect the spine business will become a leading customer for OEM, sourcing a portion of product development and manufacturing directly from the OEM business in support of the established therapies portfolio. This allows the spine business to focus on future innovation and commercial execution, including the marketing, sales and distribution of the product portfolio. We are very excited about this transaction and extremely enthusiastic about the future of both organizations.

I would like to thank the RTI Surgical employees for their significant contribution in positioning both OEM and spine for accelerated growth. And with that, I would like to hand the call over to Jon to briefly review our preliminary fourth quarter and full year financial results that we also announced today — yesterday.

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Thank you, Camille. For the fourth quarter of 2019, the company expects to report worldwide revenues of $79 million to $80 million, an increase between 11% to 12% compared to the prior year quarter. In the quarter, the OEM segment revenues are approximately $47 million and Global Spine segment revenues are expected in the range of $32 million to $33 million, driven by solid progression of the novel therapies portfolio delivering over 20% sequential growth compared to the third quarter of 2019.

For the full year 2019, the company expects to report revenues of $307 million to $308 million, an increase of between 9% and 10% compared to the prior year. In the full year 2019, OEM segment revenues are expected to be approximately $189 million and Global Spine segment revenues are expected to be in the range of $118 million to $119 million. The company will provide formal 2020 guidance for the Global Spine business at the time of the transaction closing.

Operator, I’d like to open the line for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question comes from Craig Bijou with Cantor Fitzgerald.

Craig William Bijou - Cantor Fitzgerald & Co., Research Division—Research Analyst

And obviously, congrats on the transaction. So Camille, you mentioned the double-digit growth profile of the business. So just a couple of questions there. One, is there any more color or granularity that you can give on the double-digit growth? Is that kind of a low teens? Can you get to 20%? And then what are the steps that you need to take from — basically from where you are today to get to that level? And is that growth something we can see in 2021?

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

So why don’t we answer that for the 2 parts of the channels that we have. When we look at the established therapies, we know, as we have continuously said back to 2017, we had to rebuild the pipeline and the products are going to be coming in, in 2020. So I think as we exit 2020, the established therapies will continue to — believe to continue to grow at double the market as we expect in that segment. And it will need to [be] aided by the products that we have in developments that would be introduced.

On the novel therapies channel, as we have mentioned, I think, on our Q2 call, we needed about 6 months in rebuilding that channel. And we have talked about stabilizing this towards the end of the year, and that’s what you’re seeing in the sequential growth we have talked on the last call about needing to hire, to train, to help the people where they are and continuing to drive our commercial operating system.

We’re not fully done with that, but we’ve stabilized that, we believe, as we entered the year, and that’s going to continue to grow and I expect that to be in the healthy teens and potentially as it accelerates to probably go higher than that. So that’s kind of the view. And as I say, you go in to exit 2020 and you go into 2021, we will have almost a complete portfolio of the established therapies. The novel therapies channel would have been fully established by then, and that’s where you’re going to get the blend that we talked about in our confidence in the double digits. I don’t know, Jon, if you want to add anything else.

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

No, I think that’s accurate. And

Craig William Bijou - Cantor Fitzgerald & Co., Research Division—Research Analyst

Great. That’s helpful. And following the close of the deal, you guys are going to have close to $200 million in cash. So I just wanted to ask how you guys are planning to deploy that capital. And with that, kind of the cash needs of spine business now that OEM, the profitable OEM business won’t be supporting it as much. And then just any thoughts on potential M&A and areas where you may be looking there?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Yes. So as you’ve indicated, we’ll have somewhere between $175 million and $200 million in cash on the balance sheet to fund the close of the transaction. Our primary focus is to evaluate the investment necessary to support the growth, both through internal and external development. We’ll continue to be focused on differentiation and scale as critical to the long-term success of the spine business. And as we did with the Zyga and coflex acquisition, to the extent that there are products out there that are developed on markets that we think complement the strategy, we’ll continue to evaluate them as we go forward. So I think the priority is positioning the business both in the short term and long term to achieve the double-digit growth that we outlined. And that’s really going to be the priority as we evaluate the cash needs of the business going forward.

Operator

And our next question comes from Lee Cooperman with Omega Family Office.

Leon G. Cooperman - Omega Advisors, Inc.—President, CEO & Chairman

I have 3 questions, if I could just put them out there, and you can handle them any way you like. Roughly, what is the cash flow characteristics of remainco? Is that a business that’s going to generate cash or use cash, #1? Number two, really, to get more granularity on the other questions. Any company can use their cash flow to either acquire, pay dividends, spend on CapEx or stock repurchase. How will you prioritize these different uses of cash in terms of going forward? Dividends, acquisitions, Capex, stock repurchase? And finally, just out of curiosity, will this transaction result in a gain or a loss upon — at closing? And congratulations.

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Thank you. So in the short term, the business will be a cash user in 2020, particularly as we separate and make the investments necessary for it to be a stand-alone business. We’ll provide detailed guidance around the profile as we complete the planning and the separation and get closer to the close. You outlined — as we indicated, we’re evaluating the capital structure of the business and we’ll go through that evaluation in conjunction with the finalization of the cash needs as a result of the separation. And I think we’ll have a better answer for you on that question in conjunction with close. And then what was the third question?

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

Whether we’ll have a gain.

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Yes, we’ll — we will have a fairly significant gain as a result of the transaction and part of the difference between the proceeds and the payoff of debt and what’s going to remain on the balance sheet is the taxes that we anticipate playing on the transaction. So hopefully, that answers your question.

Leon G. Cooperman - Omega Advisors, Inc.—President, CEO & Chairman

It does, yes. And one other one. I assume you would respond like most companies do, but with the simplification of the company, we might be a more desirable acquisition candidate for somebody who wants a pure play. Do we have a strong desire to be independent? Or we’ll do whatever is right for the shareholders?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Well, I think as we’ve demonstrated with this transaction that we just completed, our focus is on the creation of shareholder value. And I think we’ve been saying for well over a year that The Street didn’t appreciate the value of the 2 pieces within the business and that we had an OEM business that was worth more than our enterprise value and the spine business was kind of right around the tree.

And so I think as we did that internal valuation, we felt the best path forward for shareholder value was this transaction that we have in front of us. And so I think as a leadership team and a board, we’ve demonstrated that we prioritize the creation of shareholder value, and we take that responsibility seriously. And so I think we have a good track record that you should look to as you ask that question.

Operator

And our next question comes from Jim Sidoti with Sidoti & Company.

James Philip Sidoti - Sidoti & Company, LLC—Research Analyst

Great. So I just want to be clear. In the past, when you broke out revenue, you broke out sports medicine, international, OEM and spine. So going forward, the sports medicine and the OEM are both going to be sold and I would assume a large portion of the international revenue was OEM. Is that correct?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

No. I would say, in general, about 2/3 of the international revenue is spine and about 1/3 will be going with the OEM business.

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

Okay. And then first classification is accurate that the sports, as we had announced, merging the sports and the OEM business together into 1 group. That was in our last — on our last call.

James Philip Sidoti - Sidoti & Company, LLC—Research Analyst

Okay. All right. And then in terms of expenses, right now, you’re going to maintain about 40% of the revenue with the new company. Can you give us some idea in terms of R&D and SG&A? Is that proportional? Or will you be retaining a larger portion of the expense into R&D and SG&A?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Yes. Well, as we’ve indicated, we’ll give guidance in conjunction with — we’ll give more detail on the financial profile when we announce the year-end numbers. It is — it’s not proportional, but we don’t have specifics that we’re going to provide at this time.

James Philip Sidoti - Sidoti & Company, LLC—Research Analyst

Okay. And can you just repeat what you said before about cash flow? Do you expect to be cash flow neutral by 2021?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

That’s what we are working towards. Correct.

Operator

And then our next question comes from Matt Hewitt with Craig-Hallum and Company — Capital.

Lucas Grant Baranowski - Craig-Hallum Capital Group LLC, Research Division—Research Analyst

This is Lucas on for Matt Hewitt here at Craig-Hallum. Just a couple of questions here today. I guess, given the inflow of cash that you’re getting, is there any kind of an update you could provide on the sales force, how many reps you have? And if you maybe going to be looking to add some more now that you have the capital to do so?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

We really haven’t provided specifics on the numbers and structure of the sales organization. And given the increase in cash, we don’t intend to start now. We’ll give guidance for the business, as we’ve said, in conjunction with the closing of the transaction. And with that, you just get a sense of the structure of the P&L. I would say that in general, the investments we’ve been making in novel therapy and the stabilization of the sales force that we saw in the fourth quarter is directionally sufficient to drive the growth of the business.

And as we start getting traction, we’ll continue to evaluate whether there are places in which we need to make incremental investments in order to keep the momentum going, particularly with the progress we’re seeing on the Symmetry side, but we don’t anticipate that to be what I would call wholesale material increases. It’s really just filling out and the established therapy sales organization is a pretty mature and effective sales organization. And similarly, we think it’s appropriately structured to support the long-term objectives that we’ve outlined for the business. .

Lucas Grant Baranowski - Craig-Hallum Capital Group LLC, Research Division—Research Analyst

Okay. That’s very helpful. And then a question on the transaction, I believe it said you’re going to be debt-free following the transaction. So does that mean the preferred stock is going away?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

We are evaluating that right now and we will have further disclosure regarding that in conjunction with the proxy.

Lucas Grant Baranowski - Craig-Hallum Capital Group LLC, Research Division—Research Analyst

Okay. So the cash, kind of expected cash balance you gave, the $175 million to $200 million, it sounds like that didn’t assume the preferreds going away, is that right?

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

It’s just that it is term debt and the ABL with JPMorgan Chase in $175 million to $200 million. Correct.

Lucas Grant Baranowski - Craig-Hallum Capital Group LLC, Research Division—Research Analyst

Okay, excellent. And then I guess one final one here. You talked about product launches, 10 new introductions during each of the next 2 years. Anything you can tell us about kind of the cadence of those?

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

Well, they’re spread out throughout the year, and they’re basically across the portfolio in novel therapies in existing and established therapies as well as also on the biologics side. So we haven’t been sitting idle. We have talked about it. As we came into 2017, our pipeline was relatively dry.

We did focus our energy around Fortilink and TETRAfuse that have done remarkably well for us. And then we augmented with 3 inorganic opportunities. In the meantime, as we started that development, you’re starting to see the products come out. So there are more improvements on the therapies — for the novel therapies side as well as more biologics coming out next year and then completing and filling gaps in our portfolio on the remaining established therapies.

They’re scattered basically throughout the year. And then hopefully, as I said, we’d be exiting 2020 very well posed in terms of product portfolio to support the objectives of growth that Jon articulated.

Operator

That concludes our question-and-answer for today. I will now turn the call back to Camille Farhat for closing remarks.

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

Thanks, [Catherine], And thank you for your ongoing interest in RTI Surgical Holdings. Look, we view the sale of the OEM business as a fantastic milestone in our journey to accelerate the growth of RTI and both the spine and OEM businesses moving forward. We have found the right partner in Montagu who values the unique design, development and manufacturing capabilities we’ve developed. The deep expertise of the people across tissue, biologics and hardware and the significant opportunity for growth.

On the spine side, we are starting the year with a growing novel therapies channel, double-digit production is expected and upon close of the transaction, we will have a strengthened balance sheet to support our strategy of investing in differentiation and scale. And we look forward to updating you on our ongoing progress. And with that, I’ll turn it back to Jon for some important additional information and where you guys can find it.

Jonathon M. Singer - RTI Surgical Holdings, Inc.—Chief Financial & Administrative Officer

Yes. This is kind of like — anybody that’s a fan of Marvel Movies. This is like the secret trailer. The proposed transaction will be submitted to the shareholders of RTI Surgical Holdings for their consideration. In connection with the proposed transaction, RTI Surgical Holdings will file a proxy statement and other materials with the SEC. This communication is not a substitute for the proxy statement of or any other document that RTI Surgical Holdings may send to its shareholders in connection with the proposed transaction. The rest is in capitals.

RTI Surgical Holdings Shareholders are advised to read the proxy statement for the proposed transaction when it is filed and any amendment or supplement, therefore, that may be filed with the SEC because they will contain important information about RTI Surgical Holdings in the proposed transaction. All such documents was filed are available free of charge at: the SEC’s website, www.sec.gov; from the company at its website, www.rtix.com; or by contacting the company’s Investor Relations at (847) 530-0249.

There’s more. Our participants in solicitation. RTI Surgical Holdings, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information concerning RTX Surgical Holdings participants was set forth in the proxy statement filed March 25, 2019, for the company’s 2019 Annual Meeting of Stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interest of such participants in the solicitation of the proxy in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. Thank you.

Camille I. Farhat - RTI Surgical Holdings, Inc.—CEO, President & Director

Appreciate everybody calling in. Have a great day, everybody.

Operator

Ladies and gentlemen, this concludes today’s conference call. Thank you for participating. You may now disconnect. Everyone, have a great day.

Important Additional Information and Where to Find It

The proposed transaction will be submitted to the shareholders of RTI Surgical Holdings for their consideration. In connection with the proposed transaction, RTI Surgical Holdings will file a proxy statement and other materials with the SEC. This communication is not a substitute for the proxy statement or any other document that RTI Surgical Holdings may send to its shareholders in connection with the proposed transaction.

RTI SURGICAL HOLDINGS SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RTI SURGICAL HOLDINGS AND THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

RTI Surgical Holdings and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning RTI Surgical Holdings’ participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding anticipated financial results, the potential financial impact of the transaction, shareholder and regulatory approvals, satisfaction of the closing conditions and the completion of the transaction also are forward-looking statements, as are expectations concerning fourth quarter 2019 revenues, the expected performance of Novel Therapies and anticipated product development.    These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI Surgical Holdings’ ability to effectively manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI Surgical Holdings, general economic conditions, as well as those within RTI Surgical Holdings’ industry, RTI Surgical Holdings’ ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk that RTI Surgical Holdings may be unable to obtain shareholder approval for the proposed transaction or that RTI Surgical Holdings or Montagu may be unable to obtain regulatory approvals required for the proposed transaction, or required regulatory approvals may delay the proposed transaction; (ii) the risk that a condition to the closing of the proposed transaction may not be satisfied; (iii) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (iv) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (v) the timing to consummate the proposed transaction; (vi) the effect of the announcement or disruption from the proposed transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (vii) the diversion of management time and attention on the proposed transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations; and (x) other risks described in our public filings with the SEC. Additional risks and uncertainties will be discussed in the proxy statement and other materials that RTI Surgical Holdings will file with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.